SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934


                                Blockbuster Inc.
             (Exact name of registrant as specified in its charter)


                Delaware                                 52-1655102

(State of incorporation or organization)    (I.R.S. Employer Identification No.)


               1201 Elm Street
                Dallas, Texas                                    75270

  (Address of principal executive offices)                     (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [x]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this Form relates:
  333-77899


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------
Class A Common Stock, par value $0.01 per share   New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

  None

              INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

              The title of the securities to be registered hereunder on the New York Stock Exchange (the "NYSE") is Class A Common Stock, $0.01 par value (the "Common Stock"). Incorporated herein by reference is the description of the securities to be registered hereunder appearing in the Registrant's Registration Statement on Form S-1 (File No. 333-77899) under the caption "Description of Capital Stock" as filed with the Securities and Exchange Commission (the "Commission") on May 6, 1999, and as thereafter amended.

Item 2.  Exhibits*.

         1. Form of Amended and Restated Certificate of Incorporation of the Registrant.

         2. Form of Bylaws of the Registrant.

         3. Specimen of the certificate representing the Common Stock.


----------------------

* In accordance with Instruction II to the Instructions as to Exhibits of Form 8-A, the exhibits set forth above are being filed with the copies of this registration statement filed with the NYSE but are omitted from the copies filed with the Commission.

                                SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on July 13, 1999.

                                  BLOCKBUSTER INC.


                                  By /s/ Edward B. Stead
                                     -------------------------------------------
                                     Name:  Edward B. Stead
                                     Title: Executive Vice President,
                                            General Counsel and Secretary